PPG Industries, Inc.
Exhibit 99.2
UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

The following table includes unaudited, supplemental quarterly financial information for the fiscal year ended December 31, 2013, which has been recast to reflect the new segment reporting structure and the divestiture of PPG's 51% ownership interest in its Transitions Optical joint venture and 100% of PPG's optical sunlens business.

PPG INDUSTRIES AND CONSOLIDATED SUBSIDIARIES
REPORTABLE BUSINESS SEGMENT INFORMATION (unaudited)
(All amounts in millions)

	3 Months Ended	3 Months Ended	3 Months Ended	3 Months Ended	Year Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2013	2013	2013	2013	2013

Net sales
Performance Coatings	$1,578	$2,259	$2,190	$1,907	$7,934
Industrial Coatings	1,274	1,355	1,306	1,329	5,264
Glass	256	269	278	264	1,067
TOTAL	$3,108	$3,883	$3,774	$3,500	$14,265

Segment income
Performance Coatings	$192	$324	$325	$202	$1,043
Industrial Coatings	198	218	206	202	824
Glass	5	8	21	22	56
TOTAL	395	550	552	426	1,923

Items not allocated to segments
Legacy items	(46)	(11)	(99)	(9)	(165)
Business restructuring costs	—	—	(98)	—	(98)
Acquisition-related costs	(6)	(19)	(6)	(5)	(36)
Interest expense, net of interest income	(43)	(38)	(37)	(35)	(153)
Other corporate expense	(59)	(60)	(65)	(61)	(245)
INCOME BEFORE INCOME TAXES	$241	$422	$247	$316	$1,226